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Exhibit  10.12  Lease agreement for CNB branch in Kennebunk, Maine

                               ASSIGNMENT OF LEASE

        This agreement is entered into by HCI Systems, Inc., a Delaware Corporation with an address at P.O. Box 1459, Kennebunk, Maine 04043 (sometimes referred to herein as "HCI" and "Tenant"), Camden National Bank a national banking organization organized under the laws of the United States having a principal place of business at 2 Elm Street, Camden, Maine 04843 and having an address of P.O. Box 310, Camden, Maine 04843 (sometimes referred to herein as "Camden"), James T. Kavanagh, P.O. Box 1459, Kennebunk, Maine 04043 (sometimes referred to herein as "Guarantor") and Lafayette Realty Limited Partnership, a Maine limited partnership having it's principal place of business at 12 Brook Street, Wellesley, MA 02482 (sometimes referred to herein as "Lafayette" and sometimes as "Landlord").

1. Recitals. Landlord and Tenant entered into a lease ("Lease") agreement dated November 30, 2001 for the premises denominated as Unit #108 in the Lafayette Center on Main Street in Kennebunk, Maine. Tenant wishes to assign all of its rights under the terms of the Lease and Camden wishes to accept such assignment and assume the obligations of the Lease in accordance with the terms set forth in this assignment of lease. The Lease permits an assignment of the Lease in accordance with the terms of paragraph 12.1 thereof.

2. Consideration. The consideration for this agreement is the mutual promises of each of the parties to the other as set forth in this agreement.

3. Assignment. Tenant hereby assigns and Camden herby accepts all of the rights, duties and liabilities of Tenant under the terms of the Lease. This assignment is subject only to Camden obtaining all necessary regulatory approvals for the operation of a bank by November 15, 2002 and the consent of Landlord in accordance with the terms set forth in this assignment of lease. In the unlikely event of denial of regulatory approval, this Assignment shall become null and void.

4. Consent. Landlord hereby consents to the assignment of the lease pursuant to the terms of paragraph 12.1 thereof and agrees as follows:

        a) Tenant is currently in default of the Lease due to non-payment of lease payments for the months of August and September 2002 in the amount of $4,665.86. Landlord agrees to waive such default provided that it receives such payment with the execution of this Assignment.

        b) Camden may use the premises as a bank and that such use will be deemed to be an office use in accordance with the terms of the Lease;

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        c) Camden may, at its own expense, modify the existing entrance canopy to change its color and to modify the signage, in a manner and fashion consistent with building's architecture and style and in compliance with all appropriate building codes, provided that the color and new signage are approved by Landlord, which approval shall not be unreasonably withheld;

        d) Landlord will agree to the recording of an abstract of lease; and Landlord will approve the installation of a safe which property shall remain the property of Camden and shall be removed by Camden at such time as it vacates the Demised Premises at the expiration of the term of the lease or any extension thereof.

5.      Covenants of Camden. Camden covenants as follows:

        a) It will comply with the terms of the Lease;

        b) It will pay to Tenant a sum equal to one months basic rent ($2,332.93) and reimburse Tenant for the deposit ($3,686.00) which it has paid to Landlord which deposit shall become the property of Camden, except in the event of regulatory denial whereby the deposit shall return to the property of HCI.

        c) It will allow HCI to occupy the demised premises (Unit 108) until October 20, 2002 at no charge to allow adequate time for HCI to vacate the premises and relocate its business operations and infrastructure; and

        c) To hold harmless and indemnify HCI and Guarantor from any loss or damage by reason of Camden's failure to comply with the terms of the Lease.

6.      Effective Date. The effective date of this assignment shall be October
1, 2002.

__________________, 2002

Kennebunk, Maine                            HCI Systems, Inc.

                                            By:
                                                --------------------------------
                                            Its:
                                                 -------------------------------

                                            Camden National Bank

                                            By:
                                                --------------------------------
                                            Its:
                                                 -------------------------------

                                            -----------------------------
                                            James T. Kavanagh

                                            Lafayette Realty Limited Partnership

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                                            By:
                                                --------------------------------
                                            Its:
                                                 -------------------------------

                           LAFAYETTE CENTER, KENNEBUNK

                      LEASE AGREEMENT FOR HCI SYSTEMS, INC.

        THIS LEASE AGREEMENT is made this 30th day of November 2001, by and between Lafayette Realty Limited Partnership, a Maine limited partnership, having its principal place of business at 12 Brook Street, Wellesley, Massachusetts 02482 ("Landlord") and HCI Systems, Inc., a Delaware corporation with an address of 36 Portland Road, P.O. Box 1459, Kennebunk, Maine 04043 ("Tenant").

                                    ARTICLE I

                            CERTAIN LEASE PROVISIONS

        1.1 Certain Definitions. As used herein, the following terms shall have the meaning herein specified.

        (a) Demised Premises, as more fully set forth in Article II hereof, shall mean Unit 108, as shown on Exhibit A attached hereto, in the Lafayette Center on Main Street in Kennebunk, Maine and shall be deemed to contain 1,843 square feet of Gross Leasable Area.

        (b)     (i)   Term, as more fully set forth in Article III hereof: a
                period  of five (5) years.

                (ii) Commencement Date, as more set forth in Article III, hereof: December 15, 2001

                (iii) Termination Date, as more fully set forth in Article III, hereof: December 31, 2006. Commencing as of December 31, 2002, Tenant may terminate this lease as of December 31 of each year thereafter upon providing Landlord with 120 days prior written notice.

                (iv) Extended Term, as more fully set forth in Article III hereof: One (1) five year extended term at Fair Market Rent in accordance with the provisions of Article IV hereof.

        (c) (i) Fixed Minimum Rent, as more fully set forth in Article IV hereof:

               Lease Year                Annual Rate               Monthly  Rent
               -------------------       -----------               -------------

               12/15/01 - 12/31/02       $ 22,116.00                 $ 1,843.00
               1/1/02 - 12/31/03         $ 22,668.90                 $ 1,889.07
               1/1/03 - 12/31/04         $ 23,240.23                 $ 1,936.68
               1/1/04 - 12/31/05         $ 23,811.56                 $ 1,984.29
               1/1/05 - 12/31/06         $ 24,401.32                 $ 2.033.44

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        (d)     (i) Permitted Use, as more fully set forth in Article VI hereof:
                Office and any use which is incidental thereto. Tenant shall not use the Demised Premises for any other use without the consent of Landlord, which approval shall not be unreasonably withheld.

                (ii) Tenant's Name: HCI Systems, Inc.

        (e) (i) Estimate of Tenant's Pro Rata Share of Common Costs and Real Estate Taxes, as more fully set forth in Article XVI: $489.93 per month ($3.19 per square foot).

        (f) Security Deposit,: $1,843.00 (Paid). In addition, Tenant shall pay the prorated first month's ($921.50) and full last month's ($1,843.00) Fixed Minimum Rent in the total amount of $2,764.50 upon execution of this Lease.

        (g) Address of Landlord for the payment of rent: Lafayette Realty LP, 12 Brook Street, Wellesley, Massachusetts 02482-6601.

        (h)     Guarantor: James T. Kavanagh

        (i) Broker: Gendron Commercial Brokers, Inc. Landlord agrees to be responsible for any fees payable to said broker.

        (j) Landlord's Work, as more fully set forth in Article V: Remove wallpaper border, paint all walls, clean carpet and linoleum flooring, and remove all signage of prior tenant.

                Tenant's Work, as more fully set forth in Article V: None


        (k)     Parking. Tenant agrees to make its best efforts to require one
                third   of all employees to park in off-site lots.

                                   ARTICLE II

                                DEMISED PREMISES

        2.1 Premises. The Demised Premises, having a total approximate area as set forth in subparagraph (a) of Section 1.1, consist Unit 108 on the first floor of the building at the Lafayette Center on Main And Storer Streets in Kennebunk, Maine (the "Building") (the Building and the Common Area being hereinafter collectively referred to as the "Property").

        2.2 Reserved Rights. Landlord reserves to itself the use of the exterior walls, the roof, and the right to install, maintain, use repair and replace pipes, ducts, conduits, vents and wires leading, in, through, over, or under the Demised Premises, it being understood that Landlord will use its best efforts to avoid unreasonable interference or disturbance of Tenant's decoration or operation within the Demised Premises in connection with any repairs and/or installations made by Landlord. Landlord agrees to provide Tenant with reasonable notice prior to commencing such maintenance or repair work, not to store materials in the Demised Premises, and to restore or repair the Demised Premises to the same condition as existed prior to the commencement of such work.

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                                   ARTICLE III

                                  TERM OF LEASE

        3.1 Term. The Term of this lease shall be the number of years set forth in Section 1.1 (b) plus that fraction of a month remaining after the Commencement Date during the month in which the Commencement Date shall occur; provided, however, that if the Commencement Date shall occur on the fifteenth day of the month, then the Term shall be only the number of years set forth in
Section 1.1. The last day of the Term shall be known as the "Termination Date". After such Commencement Date and Termination Date have been determined, Tenant agrees, upon demand of the Landlord, to execute a supplemental instrument setting forth the Commencement Date and Termination Date of the Term.

        3.2 Extended Term. So long as the Tenant shall have duly performed all of its agreements hereunder, including the timely payment of Rent and other charges, and shall not then be in default of its obligations hereunder, Tenant shall have the right, at its election, to extend the Term for an additional number of years, if any, shown as "Extended Term" in Section 1.1, commencing upon the day after the Termination Date; provided that Tenant shall give Landlord written notice of the exercise of this election at least one hundred and twenty (120) days prior to the expiration of the original Term, or any extension as the case may be..

        After the exercise by Tenant of such election, the expression "Term" shall mean the original Term as it may have been extended. Except as expressly otherwise provided in this lease, all agreements and conditions of this lease shall apply to the additional period to which the original Term may be extended. If no number of months is shown as "Extended Term" in Section 1.1, Tenant shall have no right to extend the Term of this lease.

                                   ARTICLE IV

                                      RENT

        4.1 General. The rental reserved to Landlord during the Term, which Tenant covenants and agrees to pay to Landlord as herein provided, without prior demand and without any deduction or setoff whatsoever, shall consist of a fixed minimum rent and additional rent (herein referred to as the "Fixed Minimum Rent", and the "Additional Rent":, and collectively the "Rent"). All Rent and other payments required to be made by Tenant to Landlord under this lease shall be paid to Landlord at Landlord's address set forth in paragraph (g) of Article I, or at such other place as Landlord may from time to time direct by written notice to Tenant, subject to the notice period.

        4.2 Fixed Minimum Rent. The Fixed Minimum Rent shall be payable by Tenant to Landlord annually in twelve (12) equal monthly installments in advance on the first day of each month during each Lease Fiscal Year (as defined in Article XVII). If the Commencement Date is other than the first day of a calendar month, then the Fixed Minimum Rent for such fractional month shall be calculated proportionately on the basis of a thirty (30) day month.

        4.3 Additional Rent. All sums required to be paid by Tenant pursuant to the provisions of this lease, other than the Fixed Minimum Rent, shall be as Additional Rent.

        4.4 Fair Market Rent. Fair market rent shall be based upon and consistent with the fair rental value of the Premises and shall be determined by mutual agreement between Landlord

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and Tenant within thirty (30) days after Tenant's exercise of said extension option. Failing such mutual agreement within said time period, the fair rental value shall be determined by real estate professionals familiar with the then current retail space market in the Greater Portland area (hereinafter "appraisers"), one to be chosen by Landlord, one to be chosen by Tenant, and a third to be selected by the two first chosen. The unanimous written decision of the two first chosen, without selection and participation of a third appraiser, shall be conclusive and binding upon Landlord and Tenant.

        Landlord and Tenant shall each notify the other of its chosen appraiser within ten (10) days following the expiration of the aforesaid thirty (30) day-period for their mutual agreement upon fair rental value. Unless such two appraisers shall have reached a unanimous decision within forty-five (45) days from said expiration they shall, within the next ten (10) days thereafter, select a third appraiser and notify Landlord and Tenant thereof. If the first two appraisers have not reached a unanimous decision and have chosen a third appraiser, the decision of the third appraiser shall be the final determination of market rent, provided that the third appraiser must choose a rent that lies between the rent chosen by the first two appraisers. Landlord and Tenant shall each bear the expense of the appraiser chosen by it and shall equally bear the expense of the third appraiser (if any).

                                    ARTICLE V

                                  CONSTRUCTION

        5.1 Landlord's Work; Tenant's Work. Promptly upon the Demised Premises becoming available to Landlord, Landlord shall, at its sole cost and expense, perform the construction work with respect to the Demised Premises described above, (herein "Landlord's Work").

        All other construction and/or installation of personal property, trade fixtures, and other leasehold improvements desired by Tenant to make the Demised Premises ready for the operation of Tenant's business (collectively the "Tenant's Work") shall be done in a good and workmanlike manner, at Tenant's sole cost and expense in accordance with plans previously approved by Landlord and in general conformance with the layout to be provided by Tenant to Landlord. Upon receipt of Landlord's written approval of such plans, Tenants shall commence construction of Tenant's Work promptly upon Landlord making the Demised Premises available to Tenant and shall diligently pursue such construction to completion. Tenant agrees to apply for and obtain all local and state permits required in connection with such work. All such work shall be completed in compliance with applicable laws, Property codes, ordinances and regulation of the governmental authorities having jurisdiction thereof.

        5.2 Mechanic's Liens. Tenant shall do all things reasonably necessary to prevent the filing of mechanics' or other liens or encumbrances against the Property by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant by any entity other than Landlord. If any such lien or encumbrance shall be filed against the Property, or any portion thereof, Tenant shall cause same to be discharged of record, or bonded to the satisfaction of Landlord, within ten (10) days after the date of filing same. In connection with the foregoing Tenant shall indemnify and save harmless Landlord and all mortgagees from all costs, liabilities, claims and demands, including reasonable attorney's fees resulting therefrom. If Tenant shall fail to discharge or bond any such lien or encumbrance within such period then, in addition to any other right or remedy, Landlord may discharge the same and Tenant agrees to reimburse Landlord promptly upon demand for all costs and expenses in connection

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therewith, including attorney's fees, (as Additional Rent) with interest at twelve percent (12%) per annum.

        5.3 Access to Demised Premises. Any access or possession by Tenant prior to the Commencement Date shall be on and subject to all the other terms, provisions, covenants, and conditions of this lease, except for the payment of Rent.

                                   ARTICLE VI

                     USE AND OPERATION; LANDLORD'S SERVICES

        6.1 Use. Tenant shall use the Demised Premises solely for the Permitted Use set forth in Section I (d) and for no other purpose.

        6.2. Landlord's Services. (a) Throughout the Term (including, without limitation, any Extended Term), Landlord shall supply, or shall cause to be supplied, (i) cold water for drinking purposes, and hot and cold water to the lavatories (including, without limitation, those within or serving the Demised Premises); (ii) heat, ventilation and air conditioning during normal business hours (from 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday) as and when reasonably required to maintain reasonably comfortable temperatures within the Demised Premises and the Common Area within the Building; (iii) passenger elevator service to each floor of the Building;
(iv) janitorial services for the Common Area within the Building (including, without limitation, any lavatories within or serving the Demised Premises); (v) a dumpster for use by the tenants of the Building; (vi) cleaning services for the exterior Common Area; (vii) lighting for the interior and exterior Common Area; and (viii) exterior window cleaning at least One (1) time each calendar year. The level and quality of the services and maintenance to be provided by Landlord shall be consistent with the level and quality of the services and maintenance provided from time to time by other landlords of office buildings comparable to the Building located in the York County, Maine area.

                                   ARTICLE VII

                             INDEMNITY AND INSURANCE

        7.1 Indemnity. Tenant agrees to indemnify, defend and save harmless Landlord, and any person or person in privity of estate or contract with Landlord with respect to the Property, from and against any and all claims and demands of third persons (including, but not limited to those for death, personal injuries, or for loss or damage to property) occurring in or arising directly or indirectly out of, or in connection with the use and occupancy of the Demised Premises, the business conducted in the Demised Premises, or (without limiting the foregoing) as a result of any acts, omissions, or negligence of Tenant or any contractor, licensee, invitee, agent, employee, or other person under the control of Tenant in or about the Demised Premises or the Property, from and against all costs, expenses and liability occurring in or in connection with any such claim or proceeding brought thereon.

        7.2 Insurance. (a) From and after the date the Demised Premises are made available to Tenant for commencement of Tenant's Work until the end of the Term, Tenant agrees to maintain in full force, at its own expense, one or more policies of comprehensive general liability and property damage insurance insuring against liability for injury to persons and/or property (and death) of any person or persons in or about the Demised Premises. The limits of liability of such insurance shall be not less than a combined single limit of One Million Dollars

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($1,000,000) for injury or death to one or more persons arising from any one occurrence and not less than One Hundred Thousand Dollars ($100,000) with respect to damage to property. In no event shall the limits of said policies be considered as limiting the liability of Tenant under this lease.

        (b) Tenant agrees to maintain in full force, during the Term, at its own expense one or more policies of fire and extended coverage, vandalism, malicious mischief and sprinkler leakage insurance with "All Risks" endorsement, covering its fixtures and equipment located on the Demised Premises,. The proceeds of such insurance, so long as this lease remains in effect, shall be used to repair and/or replace the fixtures and other equipment so insured.

        (c) Tenant agrees to maintain in full force, during the Term, at its own expense one or more policies of workmen's compensation insurance providing statutory coverage and containing statutory limits. Tenant shall obtain certificates of such insurance from all contractors performing any of Tenant's Work under Section 5.1.

        (d) All liability insurance required to be carried by Tenant hereunder shall insure Tenant and Landlord, and such other person or persons designated by Landlord that have an insurable interest in the Demised Premises, including the holder of any mortgage affecting the Demised Premises, shall be subject to the approval of Landlord as to form, substance and insurer, and shall contain a provision that it cannot be canceled or amended, insofar as it relates to the Demised Premises, without at least thirty (30) days prior written notice to Landlord and any mortgagee. Landlord's approval of the form of such insurance shall not be unreasonably withheld or delayed.

        7.3 Failure to Maintain Insurance; Blanket Insurance. A duplicate original or certificate of all policies procured by Tenant in compliance with its obligations under this lease shall be delivered to Landlord within thirty
(30) days after the Commencement Date and thereafter at least thirty (30) days prior to the expiration of any such policy. In the event of Tenant's failure, in whole or in part, to obtain insurance required under this lease, or to provide evidence thereof in a timely fashion, Landlord shall have the right (but not the obligation) to procure such insurance and Tenant shall pay to Landlord the costs and expenses thereof as Additional Rent. Any insurance required to be provided by Tenant under Section 7.2 may be provided by blanket insurance covering both the Demised Premises and other locations of the Tenant if such blanket insurance complies with all of the other requirements of this lease.

        7.4 Release of Liability. Tenant agrees to use and occupy the Demised Premises and to use all other portions of the Property which it is permitted to use by the terms of this lease, at its own risk and hereby (for itself and all persons claiming under, by or through Tenant) releases Landlord, its agents, servants, contractors and employees from all claims and demands of every kind resulting from any accident, damage or injury occurring therein, except those claims arising from the wrongful acts of Landlord, its servants, agents, contractors, or employees, except to the extent covered by insurance that Tenant is required to maintain pursuant to the provisions of this lease. Landlord shall have no responsibility or liability for any loss, damage or injury to fixtures, improvements or other personal property of Tenant, except those claims arising from the wrongful acts of Landlord, its servants, agents, contractors, or employees.

        Notwithstanding anything to the contrary provided in this lease, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of any mortgagee or landlord, nor any officer, director, stockholder, trustee, beneficiary or partner of

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such mortgagee or landlord, with respect to any of the terms covenants and conditions of this lease, and that Tenant shall look solely to the equity of the Landlord, or any successor in interest in the Demised Premises, for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord, or by any successor in interest, of any of the terms, covenants and conditions of this lease to be performed by Landlord.

        Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by the acts or omissions of persons occupying any space adjacent to or adjoining the Demised Premises or any part thereof, or for any loss or damage resulting to Tenant or its property from water, gas, steam, fire, or the bursting, stoppage or leaking of sewer or water pipes.

        7.5 Fire Regulations, etc. If Tenant installs any electrical equipment that overloads the lines in the Demised Premises, or the Property in which the Demised Premises are located, Tenant shall, at its own cost and expense, promptly make whatever changes are necessary to remedy such condition and comply with all requirements of the Landlord and the Board of Fire Insurance Underwriters and any similar body and any governmental authority having jurisdiction thereof.

        7.6 Fire Insurance. Landlord covenants and agrees to maintain throughout the Term fire and standard extended coverage insurance, which shall include the Demised Premises, in an amount not less than that required for full replacement of the Property, except for a deductible of up to $5,000. The premiums for such insurance, plus any deductible costs not reimbursed under a claim, shall be part of the Common Costs shared by Tenant in accordance with the provisions of Section 16.1 thereof.

                                  ARTICLE VIII

                            FIRE AND OTHER CASUALTIES

        8.1 Repairs. If the Demised Premises should be damaged during the Term by fire or any other casualty, Landlord shall (except as hereinafter provided) make every good faith effort to repair the same as quickly as possible, provided that Tenant is not then in Default of this lease, as defined in Article 18.1.

        8.2 Option to Cancel. If (a) the Demised Premises, or the building comprising the Property, should be damaged or destroyed (1) by fire or other casualty (i) to the extent of 25% or more of the cost of replacement of either thereof, or (ii) so that 25% or more of the Gross Leasable Area contained in either shall be rendered untenantable, or (2) by any casualty other than those covered by standard fire and extended coverage insurance policies; or (b) if Landlord's mortgagee shall require that any portion of the insurance proceeds resulting from such damage or destruction be applied against any obligation due to such mortgagee, then Landlord may, at its option, either terminate this lease or elect to repair the Demised Premises. Landlord shall notify Tenant as to its election within 60 days after such fire or other casualty. If Landlord elects to terminate this lease, then the Term hereof shall end at the end of the calendar month in which such election is made. If Landlord does not elect to terminate this lease, then Landlord shall perform such repairs and rebuilding as set forth in Section 8. hereof, Tenant shall perform such repairs and rebuilding as are set forth in Section 8.4 hereof, the Term shall continue without interruption, and this lease shall remain in full force and effect.

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        8.3     Reconstruction by Landlord. If Landlord does not elect to
terminate this lease as provided in Section 8.2, Landlord shall reconstruct the building of which the Demised Premises forms a part, and so much of the Demised Premises as existed at the time of execution of this Lease, after completion of Landlord's Work, if any. All work to be performed by Landlord shall be done in such manner that, upon completion, that portion of the Demised Premises repaired or rebuilt shall contain substantially the same amount of Gross Leasable Area as immediately prior to the damage or destruction.

        8.4 Repairs by Tenant. If Landlord does not elect to terminate this lease as provided in Section 8.2, Tenant shall, at its own cost and expense, repair and restore the Demised Premises in accordance with the provisions of
Article V to the extent not required to be repaired by Landlord pursuant to the provisions of this Article VIII, including, but not limited to, the repairing and/or replacement of fixtures and equipment.

        8.5 Insurance Proceeds. All proceeds payable from Landlord's insurance policies with respect to the Demised Premises shall belong to and shall be payable to Landlord. If Landlord does not elect to terminate this lease as provided in Section 8.2, Landlord shall disburse and apply so much of any insurance recovery as shall be necessary against the cost to Landlord of restoration and rebuilding of Landlord's Work, subject to the prior rights of any holder of any mortgage liens against the Demised Premises.

        8.6 Rent Abatement. During any periods in which the Demised Premises are damaged by fire or other casualty, and there is substantial interference with the operation of Tenant's business in the Demised Premises as a result of such damage or casualty, the Fixed Minimum Rent and Additional Rent shall abate. Such abatement shall continue for the period commencing with the date of such fire or other casualty and ending thirty (30) days after completion by Landlord of any repair work which Landlord is required to perform under the provisions of this Article VIII or, in the event that landlord elects to terminate this lease, until the date of termination. In the event of a destruction of only part of the Demised Premises, rent shall be abated equitably.

        8.7 Waiver of Liability. Each party hereto does release and discharge the other party hereto and any partner, officer, director, stockholder, agent or employee of such party of and from any liability whatsoever hereafter arising from loss, damage, or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance.

                                   ARTICLE IX

                      REPAIRS, MAINTENANCE AND ALTERATIONS

        9.1 Repairs. Landlord shall, at its sole cost and expense, within a reasonable period after receipt of notice from Tenant, make or cause to be made necessary structural repairs to the exterior walls, the roof, and the roof structure and shall keep in good order, condition and repair the exterior foundations of the Building. Such costs shall not be included within the Common Costs shared by Tenant. If the need for any such repairs or installations are necessitated or caused by any act or negligence by Tenant or its employees, agents, invitees, or contractors, and not by any fire or other casualty or condemnation regardless of the cause thereof, then Tenant shall reimburse Landlord for the reasonable cost of such repairs or installations to the extent Landlord is not reimbursed by insurance. Landlord shall also make

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such other repairs or replacements, and shall perform such other maintenance, to the Property (including, without limitation, all mechanical, electrical, plumbing and other systems servicing the Property) as shall be reasonably necessary to keep the Property (including, without limitation, the Common Areas and the items which are set forth as Common Costs under Article XVII(b)) in good order, condition and repair during the Term, consistent with the standards of maintenance and repair of other comparable buildings in York County, Maine, but excluding those repairs or replacements which are the responsibility of Tenant under Section 9.2.

        9.2 Maintenance. (a) Tenant, at its own cost and expense, shall keep, replace and maintain in good order, condition and repair the Demised Premises, excluding the Landlord's obligations under Section 9.1. The aforesaid obligation of Tenant shall include, without limitation, all necessary painting and decorating, and repairs and installations necessitated pursuant to the provisions of Section 13.1(c) hereof.

        9.3 Alterations. After the Commencement Date, Tenant shall not make any alterations, replacements, improvements (but excluding painting or replacement of floor or wall covering) and/or additions to the Demised Premises or any part thereof without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed, or conditioned.

        9.4 Failure to Repair. If Tenant shall fail to make any of the repairs required of it by the provisions of this lease, or to commence the performance of any of its obligations hereunder within ten (10) days after notice by Landlord (or without notice in an emergency), Landlord shall have the right (but not the obligation) to make such repairs or replacements, or perform maintenance work or any other work required of Tenant pursuant to this lease and charge the reasonable cost thereof to Tenant as Additional Rent.

        If Landlord shall fail to make any of the repairs required of it by the provisions of this lease, or to commence the performance of any of its obligations hereunder within ten (10) days after notice by Tenant (or without notice in an emergency), Tenant shall have the right (but not the obligation) to make such repairs or replacements, or perform maintenance work or any other work required of Landlord pursuant to this lease and deduct the reasonable cost thereof from any rent payable under this lease.

                                    ARTICLE X

                                  CONDEMNATION

        10.1 Eminent Domain. If the fee of the whole of the Demised Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof (herein the "Taking"), then this lease shall terminate as of the date of the Taking. If there is a Taking of any part of the Demised Premises which renders the remainder thereof unusable for the purposes for which the Demised Premises were leased, or if Tenant does not have reasonable access to the Demised Premises or the Property, then Landlord and Tenant shall each have the right to terminate this lease on ten (10) days notice to the other. In the event this lease is terminated as provided in this Section, any prepaid Rent shall be equitably adjusted as of the date of such termination and Landlord shall reimburse Tenant for the undepreciated value of any fixtures and improvements made by Tenant in the Demised Premises.

        10.2 Apportionment of Rent; Repairs. If there is a Taking of any part of the Demised Premises and this lease shall not terminate pursuant to the provisions of Section 10.1, then the

Fixed Minimum Rent and Additional Rent shall be equitably apportioned according to the space so taken, and Landlord shall, at its own cost and expense, restore the remaining portion of the Demised Premises to the extent necessary to render same reasonably suitable for the purposes for which the Demised Premises were leased, and shall make all repairs to the Property in which the Demised Premises are located to the extent necessary to constitute the remaining portion of the Property a complete architectural unit provided that the cost thereof shall not exceed the net proceeds of the condemnation award actually received and retained by Landlord and not required to be paid by Landlord to any other parties including the holder of any mortgage on the Property.

        10.3 Compensation; Claims. All compensation awarded or paid upon a total or partial taking of the Demised Premises shall belong to and be the property of Landlord without any participation by Tenant. Nothing contained herein shall be construed to preclude Tenant, at its sole cost and expense, from independently prosecuting any claim directly against the condemning authority for loss of business and/or depreciation to, damage to, and cost of removal of stock, trade fixtures, furniture and other personal property belonging to Tenant; provide, however, that no such claim shall diminish or otherwise adversely affect Landlord's award or the award to any mortgagee.

                                   ARTICLE XI

                                  COMMON AREAS

        11.1 Non-Exclusive Use; Non-Obstruction. Landlord shall operate the Common Areas for their intended purposes, and Landlord shall maintain the Common Areas (including, without limitation, the landscaping, the parking spaces, the sidewalks and the driveways) in good order, condition and repair, and to the extent reasonably possible, keep such Common Areas free of snow and ice and in a clean condition. Tenant shall have the non-exclusive right during the Term to use (for their intended purposes) the Common Areas for itself, its employees, agents, customers, invitees and licensees, subject, however, to the provisions of this Article XI. Landlord shall have the right, at any time, to change the size, location, elevation or configuration of the Common Areas, or any part thereof, providing that such changes shall not reduce the number of parking spaces or reduce access to such spaces.

        11.2 Control of Common Areas; Parking. All Common Areas shall be subject to the exclusive control and management of Landlord and Landlord shall have the right to establish, modify, amend and enforce uniform rules and regulations with respect to the Common Areas and the use thereof, providing that such rules and regulations do not unreasonably interfere with Tenant's use and enjoyment of the Demised Premises or with Tenant's access thereto. Tenant agrees to abide by and conform to such rules and regulation upon notice thereof and to cause its invitees, licensees, employees, and agents so to abide and conform.

        Landlord shall have the right (a) to close temporarily all or any portion of the Common Areas to discourage non-customer use, (b) to use portions of the Common Areas while engaged in making additional improvements, repairs, or alterations to the Property, (c) to do and perform such other acts with respect to the Common Areas as, in the use of good business judgment, Landlord shall determine to be appropriate for the Property.

        Tenant agrees to cause its employees, agents and licensees to park their respective automobiles, trucks and other vehicles only in such parking places in the Common Areas designated by Landlord from time to time as the employee parking area. Tenant shall not at any time interfere with the rights of Landlord and other tenants, their officers, employees, agents, licensees, customers or invitees to use any part of the parking areas and other Common Areas.

                                   ARTICLE XII

                            ASSIGNMENT AND SUBLETTING

        12.1 Prohibition. Tenant shall not assign, mortgage, pledge, or otherwise encumber this Lease or any part thereof, nor sublet any part of the Demised Premises without first obtaining the prior written consent of Landlord in each and every case, which consent shall not be unreasonably withheld. In the event Tenant seeks Landlord's consent pursuant to this Section 12.1, Tenant shall furnish Landlord with such information regarding the proposed assignee, sublease, or other entity as Landlord may reasonably require including, without limitation, information regarding: (i) financial ability, and (ii) business experience relating to the use permitted hereunder. In the event of the assignment or subletting by the Tenant for which Landlord's written approval has been obtained, Tenant shall remain primarily liable, jointly and severally, with the new Tenant for the payment of all Rent and for the performance of all agreements on the part of Tenant to be performed hereunder.

        12.2 Termination by Landlord. Notwithstanding anything to the contrary in this Lease, the Landlord shall have the right to terminate the Lease in any situation where Landlord's consent to any proposed assignment or subletting is required and Tenant assigns or sub-lets the premises without obtaining such consent.

        12.3    Termination by Landlord; Exceptions. The provisions of Section
12.2 with respect to Landlord's right to terminate the Lease shall not be applicable to an assignment of this Lease by the Tenant (i) to a wholly owned subsidiary (for such period of time as the stock of such subsidiary continues to be wholly owned by the Tenant, it being agreed that the subsequent sale or transfer of 25% or more of the stock of such subsidiary shall be treated as if such sale or transfer were an assignment of this Lease governed by the provisions of Section 12.2), or (ii) to a controlling entity, or (iii) to a purchaser of the business of the Tenant, whether by the sale of stock or assets or otherwise, and provided in all such events listed in clauses (i), (ii), and
(iii) that such subsidiary, controlling entity, or purchaser has agreed directly with the Landlord to be bound by all of the obligations of the Tenant hereunder, including, without limitation, the obligation to pay the Minimum Rent, the covenant to use the Leased Premises only for the purposes specifically permitted under this Lease, and the covenant against further assignment. Any such assignment shall not relieve the Tenant of any of its obligations hereunder.

        12.4 No Waiver. Consent by Landlord, whether express or implied, to any assignment or sublease, shall not constitute a waiver of Landlord's right to prohibit any subsequent assignment or sublease, nor shall such consent be deemed a waiver or Landlord's right to terminate this Lease upon the terms and conditions set forth herein.

                                  ARTICLE XIII

                         TENANT'S ADDITIONAL AGREEMENTS

        13.1 Affirmative Covenants. Tenant agrees at all times during the Term, at its cost and expense, to:

        (a)     keep the Demised Premises in a neat and clean condition;

        (b) place Tenant's rubbish in a covered exterior container which is located at the rear of the Demised Premises in an area to be designated by Landlord;

        (c) promptly comply with all laws, ordinances, rules and regulation of governmental authorities affecting the Demised Premises by reason of Tenant's business and not by reason of Tenant's use of the Demised Premises for the Permitted Use;

        (d) obey and observe (and make reasonable efforts to cause its employees, contractors, licensees, invitees, subtenants, and all others doing business with Tenant, to obey and observe) all reasonable rules and regulations established by Landlord during the Term for the government, conduct, and operation of Tenant and/or for the promotion of the safety, health, conservation of energy, and maintenance of good order within the Property, so long as the same are not discriminatory with respect to Tenant and do not unreasonably interfere with Tenant's use and enjoyment of the Demised Premises or Tenant's access thereto.

        13.2 Negative Covenants. Tenant agrees that it will not at any time during the Term, without first obtaining Landlord's prior written consent:

        (a) use the Demised Premises for any use or purpose other than office use and services and operations incidental thereto.

        (b) operate in any part of the Common Areas any coin operated vending machine or similar device for the sale of any goods, merchandise, food, beverages and/or services (including but not limited to, pay telephones pay-lockers, pay-toilets, scales, amusement devices and machines for the sale of beverages, foods, candy, cigarettes, or other commodities);

        (c) use any loudspeakers, phonograph, or other devices of similar nature in such manner as to be heard outside of the Demised Premises;

        (d) permit the emission of any noise, fumes, smoke, or objectionable light from the Demised Premises;

        (e) permit the creation, discharge, or presence in or about the Demised Premises of any hazardous materials or wastes; provided, however, Landlord acknowledges and agrees that Tenant may store and use in or about the Demised Premises normal and customary office supplies and cleaning supplies even though such supplies may be hazardous materials so long as Tenant complies will all applicable laws in connection with the storage, use and disposal of such supplies. Without limiting the generality of the foregoing, Tenant shall not discharge into the Property sewage system any organic chemical including paint thinner, oil, cleaning solvents, paints, pesticides, or similar materials.

                                   ARTICLE XIV

Not Used
                                                                              14

                                   ARTICLE XV

                                    UTILITIES

        15.1 Payment of Utilities. The electricity for the lights and outlets within the Demised Premises and for the HVAC equipment located in, and exclusively servicing, the Demised Premises is separately metered, and Tenant agrees to pay the cost of such electricity to the utility company providing the same. The cost of the water, sewer, common area electricity, and other common area utilities relating to the Property are included in the Common Costs, and Tenant agrees to pay, as Additional Rent, Tenant's Pro Rata Share (as defined in
Section 16.1) of the Common Costs in accordance with the provisions of Section
16.1. Any such utility service supplied by Landlord to the Demised Premises shall be deemed to have been supplied by Landlord as an incidence of the tenancy created by this lease.

        15.2 Electrical Capacity. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Demised Premises or the wiring installations therein.

                                   ARTICLE XVI

                                 ADDITIONAL RENT

        16.1 Common Costs; Right to Examine Books. Tenant covenants and agrees to pay, as Additional Rent, its share of Common Costs for each Lease Fiscal Year. Tenant's share of said Common Costs shall be equal to the product of (a) "Tenant's Pro Rata Share" (herein below defined) and (b) the total of said Common Costs.

        Tenant's Pro Rata Share shall be a fraction, the numerator of which is the Gross Leasable Area of the Demised Premises and the denominator of which is the Gross Leasable Area of all buildings, or portions thereof. Landlord and Tenant agree that Tenant's pro-rata share shall be as set forth in Article I if such pro-rata share is set forth therein.

        Landlord shall notify Tenant from time to time of the amount which Landlord estimates will be the amount of the Common Costs for such Lease Fiscal Year and Tenant shall pay to Landlord Tenant's Pro Rata Share of such amount in equal monthly installments in advance on or before the first day of each month. Landlord shall submit to Tenant annually, within 90 days after the end of each Lease Fiscal Year a statement showing the Common Costs to be paid by Tenant with respect to such year, the amount thereof paid by Tenant during such Lease Fiscal Year, and the amount of the balance due, or overpayment, as the case may be. Appropriate adjustment shall thereupon be made between the parties, on demand, on the basis of such statement. Each statement shall be binding upon Tenant, its successors and assigns as to the matters set forth therein, if no objection is raised with respect thereto with ninety (90) days after submission of each statement to Tenant. Tenant shall have the right to examine Landlord's books and records at the offices of Landlord during ordinary business hours, for the purposes of verifying the matters set forth in the statement for the immediately preceding Lease Fiscal Year, which right shall not be unreasonably exercised. This provision shall survive the termination of this Lease.

        16.2 Real Estate Taxes. (a) Landlord shall pay, or cause to be paid, before the same become delinquent, all Real

Estate Taxes provided, however, that if Landlord deems the Real Estate Taxes to be excessive, the Landlord may defer payment to the extent permitted by applicable law so long as the validity or amount of said Real Estate Taxes is contested by the Landlord in good faith and so long as the Tenant's occupancy of the Demised Premises is not disturbed or threatened.

        (b) The Tenant shall pay all taxes which may be lawfully charged, assessed, or imposed upon all fixtures, equipment and personal property in the Demised Premises.

        (c) Tenant shall, during the term of this lease, pay to the Landlord that portion of the Real Estate Taxes as shall be equal to the product of (a) Tenant's Pro Rata Share (as defined above) and (b) the total amount of Real Estate Taxes.

        The Tenant's Pro Rata Share of Real Estate Taxes shall be equitably adjusted for and with respect to the first and last partial tax years (if any) beginning or ending during the term of this lease. Where the applicable tax bills and computations are not available prior to the end of the Term hereof, a tentative computation shall be made on the basis of the previous year's Real Estate Taxes payable by Tenant, with a final adjustment to be made between Landlord and Tenant promptly after all bills and computations are available for such period.

        Tenant shall make monthly tax deposits with the Landlord (along with payments of minimum rent) in an amount equal to one-twelfth (1/12th) of the Tenant's annual Pro Rata Share of Real Estate Taxes, with a final adjustment to be made between the parties at the end of each Lease Fiscal Year in the same way as for Common Costs.. The amount of such tax deposits shall be as reasonably estimated by the Landlord.

        In every case, Real Estate Taxes shall be adjusted to take into account any abatement or refund thereof paid to the Landlord, less all of the Landlord's costs of securing such abatement or refund (the Landlord having the sole right to contest Taxes). If Landlord shall elect to contest such Real Estate Taxes, landlord shall be entitled to bill Tenant for its Pro Rata Share of the costs and expenses thus incurred by Landlord by inclusion of such costs with the Common Costs described above.

        (d) In the event that any governmental authority having jurisdiction over the Property imposes a tax or assessment of any kind or nature upon, against, or measured by the rentals payable by tenants in the Property to the Landlord, or with respect to the ownership of the land and buildings comprising the Property, by way of substitution for all or part of the present ad valorem real estate taxes, or in addition thereto, then such tax and/or assessment shall be deemed to constitute "Real Estate Taxes" for the purposes of this lease and the Tenant shall be obligated to pay its proportionate share thereof as set forth above.

        16.3 Nonpayment of Additional Rent. In the event of nonpayment of any Additional Rent when due under this lease, Landlord shall have the same remedies as for the nonpayment of Fixed Minimum Rent. In addition, Landlord, at its option, shall be entitled to the payment of interest from Tenant at the rate of twelve percent (12%) per annum on any past due payment which is not made within 10 days of its due date.

                                  ARTICLE XVII

                        CERTAIN ADDITIONAL DEFINED TERMS

        The following terms shall have the meanings set forth herein:
                                                                              16

        (a) "Common Area" means all that part of the Property which is not intended for lease to tenants of the Property, including, without limitation, the land and facilities utilized as parking lots, access and perimeter roads, truck passageways and loading platforms, landscaped areas, exterior walks, interior halls and stairs, underground storm and sanitary sewers and/or septic system, utility lines, washrooms, toilets and other public facilities, and the like. Any portion of the Property so included within Common Areas shall be excluded therefrom when designated by Landlord for a non-common use, and any portion thereof not previously included within the Common Areas shall be included when so designated and improved for common use.

        (b) "Common Costs" shall mean the total costs and expenses incurred by Landlord, its agents, and/or designees for owning operating, maintaining, repairing and/or replacing all or any part of the Property, which costs and expenses shall include, but shall not be limited to the following:

        (i) maintenance and repair or of air conditioning equipment, heating equipment, plumbing systems, sprinkler systems, electrical systems, elevators, and the roof;
        (ii) the total costs and expenses incurred in cleaning, planting, replanting, mulching, and maintaining the landscaping of the common facilities of the Property;
        (iii) the cost of all Landlord's insurance including, but not limited to, fire and other casualty, bodily injury, public liability, property damage liability, flood and earthquake insurance, workmen's compensation insurance, rent loss and any other insurance carried by Landlord for the Property;
        (iv)    repair, repaving and line repainting of the parking lot;
        (v)     exterior painting;
        (vi)    rental and maintenance of signs and equipment;
        (vii) repair and replacement of exterior lighting, security systems, fire protection systems and sprinkler systems;
        (viii)  exterminating and sanitary control;
        (ix) plowing and removal of snow, removal of trash, rubbish, garbage and other refuse;
        (x) repair and replacement of on-site water lines, electrical lines, gas lines, sanitary sewer lines, and storm drainage systems,;
        (xi) all electrical, water, sewer, and other utility charges for serving the Common Areas, (but excluding water and sewer charges for the Demised Premises which are separately assessed);
        (xii) the cost of all personnel necessary to implement such services and maintain the Property, including wages, salaries (including employee benefits, unemployment insurance and social security payments) of maintenance and security personnel ;
        (xiii) personal property taxes, sales and use taxes on material, equipment, supplies and services; (xiv) fees for required licenses and permits, fire, security and police protection, sprinkler systems;
        (xv) a charge equal to 5% of the Fixed Minimum Rent to cover Landlord's administrative overhead.

        (c) "Gross Leasable Area" means, with regards to the premises occupied by any tenant of the Property, the total number of square feet of floor space on all floors of the premises demised, measured to the inside of exterior walls, and to the center line of interior walls separating the Demised Premises from any other space, together with a proportional share of the common area within the Building;

        (d) "Index" means the Consumer Price Index for all Urban Consumers (CPI-U), Boston, Massachusetts, All Items published by the United States Bureau of Labor Statistics, or its successor index.

        (e) "Landlord" means the owner, or the mortgagee in possession, of the Property in which the Demised Premises are located.

        (f) "Lease Fiscal Year" means each period of January 1 through December 31 during the Term, except that the first Lease Fiscal Year shall be the period from the Commencement Date through December 31 following the Commencement Date, and the last Lease Fiscal Year shall be the period from January 1 next preceding the Termination date up to and including the Termination Date.

        (g) "Occupant" means any person, corporation or other entity which occupies any portion of, or conducts any business in, the Property, whether as a tenant, licensee, concessionaire or fee owner provided, however, that Landlord shall not be deemed to be an "Occupant" except to the extent, if any, that Landlord is then conducting a retail business with the general public in the Property.

        (h) "Property" means the land and buildings comprising the property at the Lafayette Center in Kennebunk, plus or minus, as the case may be, any other parcels of land at any time designated by Landlord to be added thereto or removed therefrom, as the case may be, which are used for the Property or related purposes, together with all present or future buildings thereon and all easements across adjoining parcels of land.

        Landlord hereby reserves the right, at any time, to make alterations or additions to the Property, to construct additional stories on the Property in which the Demised Premises are located, to construct adjoining buildings and separate buildings, to enlarge the Property, and to make any other alterations therein provided that such alterations or additions do not interfere with Tenant's use of the Property, Tenant's pro-rata share is adjusted accordingly, and such alterations or additions do not decrease the ratio of parking spaces to Gross Leasable Areas for the Property.

        (i) "Real Estate Taxes" means all taxes and assessments, special or otherwise, assessed upon or with respect to the ownership and/or all other taxable interest in the Property imposed by federal, state or local governmental authority having jurisdiction of the Property. In the event that any governmental authority having jurisdiction over the Property imposes a tax or assessment of any kind or nature upon, against, or measured by the rentals payable by tenants in the Property to the Landlord, or with respect to the ownership of the land and buildings comprising the Property, by way of substitution for all or part of the present ad valorem real estate taxes, or in addition thereto, then such tax and/or assessment shall be included in Real Estate Taxes.

                                  ARTICLE XVIII

                              DEFAULTS AND REMEDIES

        18.1 Defaults; Remedies. The following events shall be considered to constitute a default under this lease:

        (i) default in the payment of any Rent, or any other sum or charge due to Landlord, or any other party, under this lease within ten (10) days of when due, after notice to Tenant;

        (ii) default in the full, faithful and punctual performance of any other covenant, agreement, or provision in excess of thirty (30) days after notice, or after such performance is otherwise required under the provisions of this lease, provided that Tenant shall have such additional time as is reasonably required if such default cannot be cured with thirty (30) days;

        (iii) making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, being adjudicated a bankrupt by any court, taking the benefit or any bankruptcy or insolvency statute, being dissolved, or if a receiver or trustee of Tenant and/or its property shall be appointed;

        (iv) causing any interest of Tenant in this lease to pass to any other party other than Tenant, except as is otherwise provided for or permitted by this Lease, without the written consent of Landlord, or to any trustees or receiver or assignee for the benefit of creditors or by operation of law or otherwise;

        In the event of any such default enumerated in this Section 18.1, Tenant shall, upon demand, forthwith pay Landlord all Rent and other sums then due Landlord under this lease within ten (10) days of receipt of written demand for cure. In addition, Landlord shall have the right, at its option, without any further demand or notice, to reenter the Demised Premises, and vacate all occupants there from, remove the property of Tenant and any other Occupant, and store all such property in a public warehouse or elsewhere at the cost, and for the account of Tenant or any other Occupant, and either:

        (a) declare the Term to be at an end on a day designated by Landlord (which shall be not less than five (5) days after notice to Tenant of such declaration) in which event the Term shall expire on the day so designated and Tenant shall immediately pay Landlord, as liquidated damages, a sum equal to the amount, if any, by which the then cash value of the total Rent and other charges that Tenant would have been required to pay under the provisions of this lease for the period which otherwise would have been the balance of the Term, exceeds the then cash value of the fair and reasonable rental value of the Demised Premises for the same period; or

        (b) without declaring the Term to be at an end, relet the Demised Premises, or any part thereof, as the agent and for the account of Tenant, upon such terms and conditions as landlord may deem advisable. In such event the rents (and other money) received from such re-letting, less all costs including the cost of necessary renovations of the Demised Premises, reasonable attorney's fees and disbursements, and any real estate commissions actually paid, shall be applied toward the Rent and all costs, charges, and expenses due to Landlord hereunder. If a sufficient sum shall not be thus realized to pay the total of all amounts due, Tenant shall pay Landlord any deficiency monthly, and Landlord may bring action(s) therefore as such monthly deficiencies shall arise.

        For purposes of this Section 18.1, the "fair and reasonable rental value of the Demised Premises" shall be determined on the basis of a tenant paying not only a return to Landlord for the use and occupancy of the Demised Premises, but also other moneys, costs, charges and expenses as are required to be paid by Tenant under the terms of this lease. The term "then cash value" means the amount in question discounted at the rate of four percent (4%) per annum to present worth.

        18.2 Cure by Landlord. In the event of any default of this lease by Tenant, Landlord may (but shall not be obligated to) at any time, after five (5) days written notice to Tenant, except in emergency situations (for which not notice shall be required), cure such default for the account, and at the expense, of Tenant. If landlord at any time so elects or is compelled by any other person to cure such default, or is compelled to incur any other expense arising out of such default by Tenant (including reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any suits, actions or proceedings to enforce landlord's rights under the provisions of this Lease), the sums so paid by Landlord, with all interest, costs and damages, shall be paid by Tenant to Landlord as Additional Rent within five (5) days following written demand.

        18.3 Non-Exclusive Remedies; Re-Entry. Any remedies specifically provided for in this lease are in addition to, and not exclusive of, any other remedy available to Landlord. If Tenant breaches any of its covenants, agreements, terms or conditions contained in this lease, Landlord, in addition to any and all other rights, shall be entitled to enjoin such breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise for such breach as though re-entry, summary proceedings, and other remedies were not provided for in this lease. Any re-entry by Landlord shall be allowed by Tenant without interference or hindrance and Landlord shall not be liable for damages for any such re-entry nor guilty of any trespass.

        Any re-entry or taking possession of the Demised Premises by Landlord shall not be construed as an election on Landlord's part to terminate this lease unless a notice of such termination intention is given to Tenant or unless the termination of this lease is decreed by a court of competent jurisdiction.

                                   ARTICLE XIX

                          SURRENDER OF DEMISED PREMISES

        19.1 Condition of Demised Premises. On the last day of the Term, or upon termination of this lease prior thereto as herein provided, Tenant shall quit and surrender the Demised Premises, broom clean, in as good order, condition, and repair as at the beginning of the Term, reasonable wear and tear and Landlord's obligations excepted, and excepting any damage which results from casualty or condemnation together with all alterations, additions, improvements, and fixtures which may have been made, on or to the Demised Premises. Subject to the provisions of Section 18.2 hereof, Tenant shall, on or before the end of the Term, remove from the Demised Premises all of its property including movable furniture installed at Tenant's cost and expense, together with any alterations, additions and improvements, the removal of which is requested by Landlord. Any or all of such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord at Tenant's cost and expense, without further notice to, or demand upon, Tenant.

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        19.2    Failure to Surrender. If the Demised Premises are not
surrendered to Landlord at the end of the Term, or upon the termination of this lease prior thereto as herein provided, Tenant shall indemnify Landlord against all loss or liability resulting from delay by Tenant in so surrendering the Demised Premises, including without limitation, any claims founded on such delay made by any succeeding occupant of the Demised Premises or any part thereof. Tenant shall be liable to Landlord for legal fees, costs, and expenses incurred by Landlord to obtain possession of the Demised Premises and for any claim made by any succeeding Occupants based upon such delay. Tenant's obligation under this Article XIX shall survive the expiration or sooner termination of the Term.

                                   ARTICLE XX

                   SUBORDINATION, ATTORNMENT, AND RECOGNITION

        20.1 Mortgages; Underlying Leases. This lease, at the option of Landlord (by notice sent to Tenant) shall be subject and subordinate to all ground or underlying leases or subleases that include the Demised Premises, including, without limitation, a sale leaseback lease to which landlord is, or may become a party as a tenant or subtenant thereunder, and to all mortgages, in all amounts and all advances thereon, which may now or hereafter constitute a lien on the Demised Premises, and to all renewals, replacements, modifications, consolidations and extensions of any thereof, providing that Tenant receives an executed and acknowledged Non-Disturbance Agreement from the mortgagee or ground lessor in form and substance reasonably acceptable to Tenant.

        20.2 Instruments and Certificates of Subordination. If Landlord requests confirmation of the subordination provided for in Section 20.1, Tenant shall, without charge, promptly execute and deliver to Landlord any certificate or instrument which landlord may at any time request in connection therewith, provided that such lessor mortgagee agrees to honor Tenant's rights herein. Any such certificate or instrument may, at the option of such lessor or mortgagee, contain the provisions set forth in Section 20.3 and/or 20.4 hereof. Upon request and without charge, Tenant shall promptly execute and deliver to the holder of any mortgage that liens the Demised Premises and/or to any lessor under a ground lease or underlying lease that includes the Demised Premises, an instrument acknowledging any assignment by Landlord of landlord's rights under this lease to any such holder or lessor in connection with such mortgage and/or such ground or underlying lease.

        20.3 Attornment to Mortgagee. At the request of the holder (or successor in interest) of any mortgage and/or of a lessor's interest in any ground or underlying lease, Tenant shall attorn to, and recognize as Tenant's landlord hereunder, such holder or successor. Upon such attornment, this lease shall continue in full force and effect as a direct lease between Tenant and such holder or successor except that such holder or successor shall not be:

        (i) liable for any previous act or omission by Landlord under this lease;

        (ii) subject to any offset of Rent which may have previously accrued to Tenant against Landlord;

        (iii) bound by any previous modification of this lease not expressly provided for herein unless such modification shall have been expressly approved in writing by such holder or successor; or

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        (iv)    bound by any previous prepayment of Rent for a period of greater than one (1) month in advance (exclusive of any Security Deposit) unless such prepayment shall have been expressly approved in writing by such holder or successor.

        20.4 Attornment to Owner of Demised Premises. If at any time during the Term, Landlord shall be the holder of a leasehold estate covering premises which include the Demised Premises, and if such leasehold estate shall terminate or be terminated for any reason, Tenant agrees, at the election and upon demand of any owner of such premises which include the Demised Premises, to attorn from time to time, to any such owner, upon the terms and conditions set forth herein for the remainder of the Term. The foregoing provision shall inure to the benefit of any such owner, and shall be self-operative upon any such demand, without requiring any further instrument to give effect to said provisions. Tenant, however, upon demand of any such owner, agrees to execute from time to time, an instrument confirming the foregoing provisions, reasonably satisfactory to such owner, in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy which shall be the same as those set forth herein and same shall apply for the remainder of the Term. Nothing contained in this Section 20.4 shall be construed to impair any, right, privilege or option of any such owner.

        20.5 Mortgagee's Rights to Cure. Upon request of Landlord, Tenant shall give prompt written notice to any Mortgagee of any default of Landlord under this lease, and Tenant shall allow such mortgagee a reasonable length of time (in any event, not less than thirty (30) days from the date of such notice) in which to cure any such default.

        20.6 Mortgage; Mortgagee. The term "mortgage" as used in this lease will include a mortgage, a deed of trust, a deed to secure debt and any other conveyance or agreement for security purposes, which may now or hereafter affect the real property and/or the improvements thereto of which the Demised Premises form a part. The term "mortgagee" and/or "holder of a mortgage" as used in this lease shall include the holder of or the beneficiary under, as the case may be, a mortgage, deed of trust, deed to secure debt or any other conveyance or agreement for security purposes, which may now or hereafter affect the real property and/or the improvements thereto of which the Demised Premises form a part.

                                   ARTICLE XXI

                               GENERAL PROVISIONS

        21.1 Quiet Enjoyment of Demised Premises. Landlord covenants that it has full right, power and authority to make this lease and that Tenant, on paying the Rent and observing, performing and keeping all of the obligations, covenants, agreements, conditions and provisions of this lease, shall lawfully, peaceably and quietly have, hold and enjoy the Demised Premises during the Term without hindrance, ejection or molestation by any persons lawfully claiming under Landlord, subject to all of the terms and provisions of this lease.

        21.2 Landlord/Tenant Relationship. Neither party hereto shall be deemed in any way, for any purpose, to have become by the execution of this lease, a partner or joint venturer of the other party in its business or otherwise.

        21.3 Choice of Law. This lease shall be governed exclusively by the provisions hereof and by the laws of the State of Maine.

        21.4 Holding Over. If Tenant shall remain in possession of the Demised Premises after the end of the Term without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Demised Premises as a tenant from month to month. Upon thirty (30) days written notice by Landlord, the rental payable by Tenant shall increase to an amount equal to the sum of (i) one and one half times (1.5x) the monthly installments of Fixed Minimum Rent payable during the last month of the Term, plus (ii) all other items of Additional Rent payable or paid on an unamortized basis during the last Lease Fiscal Year of the Term, otherwise subject to all of the other provisions, conditions and obligations of this lease. Any option exercised by Landlord pursuant to this Section 21.4 shall not constitute a waiver of the provisions of
Article XIX hereof.

        21.5 Right of Entry. Landlord and its designees shall have the right to enter the Demised Premises during reasonable business hours upon reasonable notice (and in emergencies at all times), for any purpose connected with Landlord's right or obligations under this lease or for any other lawful purpose.

        21.6 Successors and Assigns. The terms and provisions of this lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors, assigns, heirs, administrators, executors and representatives. Nothing in this Section 21.6 shall be deemed to authorize or permit any assignment or other transfer of the interest of Tenant in violation of any other provisions of this lease, but any person or entity occupying the Demised Premises, or any portion thereof, as a result of such assignment or transfer in violation of the provisions of this lease, shall be bound by all of the obligation of Tenant hereunder, but shall not be entitled to any of the benefits of Tenant hereunder.

        21.7 Estoppel Certificates. At any time within ten (10) days after request by Landlord, and without charge, Tenant shall execute, acknowledge and deliver to Landlord, or to Landlord's designee, a statement in writing stating:

        (i) that this lease is unmodified and in full force and effect or, if there have been modifications, that the same is in full force and effect with such modifications;

        (ii)    the Commencement Date and Termination Date;

        (iii) that all conditions to be performed by landlord under this lease have been performed, or stating those claimed by Tenant not to have been performed;

        (iv) that there are no defenses or offsets against Landlord, or stating those claimed by Tenant;

        (v) the obligation for the payment of Fixed Minimum Rent has commenced and the date to which Fixed Minimum Rent and other charges have been paid in advance, if any; and

        (vi)    such other matters requested by Landlord relating to this lease.

        21.8 Brokerage. Tenant represents and warrants that it has not had any dealings with any realtor or broker in connection with negotiation of this lease other than the Broker, if any, set forth in Section 1.1(i) hereof, and agrees to pay and hold Landlord harmless from any cost, expense or liability for any compensation, commission or charges claimed by any other realtors or brokers with respect to this lease or the negotiation hereof.

        21.9 Notices. All notices, demands, requests, approvals, authorizations, offers, or agreements hereunder by either party to the other shall be deemed to be given to the other party for the purposes of this lease only if in writing and sent either by a national overnight courier, or by certified mail, return receipt requested, postage prepaid and addressed to the recipient at the address appearing on the first page of this lease, or such other address as either party shall designate by notice from time to time. If so served or sent, any such matter sent by a national overnight courier shall be deemed given for all purposes hereunder on the first business day occurring after the date on which it was sent, and any such matter sent by certified mail shall be deemed given for all purposes hereunder three (3) days after depositing same at a Postal Office. Alternatively, notice may be served in person, but shall be effective only upon receipt.

        21.10 Joint and Several Liability. If at any time the term "Tenant" shall include more than one person or entity, or shall be a partnership, the obligations hereunder of all such persons and/or entities shall be joint and several.

        21.11 Waivers. The failure of Landlord or Tenant to insist in any one or more cases upon the performance of any of the provisions, covenants, agreements, or conditions of this lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of any such provisions, covenant, agreement, condition or option. Receipt by Landlord of Rent, of any other payment, or the acceptance by Landlord or Tenant of performance of anything required to be performed by Landlord or Tenant, with or without knowledge of the breach of a covenant, shall not be deemed a waiver of such breach. No waiver of any provision, covenant, agreement or condition of this lease shall be deemed to have been made unless expressed in writing and signed by the party against whom such waiver is charged.

        21.12 Amendments. This lease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any change, modification or discharge is sought.

        21.13 Redemption. Tenant hereby waives any and all rights of redemption granted by or under any present or future laws in the event that Tenant is evicted for cause or in the event of landlord obtaining possession of the Demised Premises by reason of the violation by Tenant of any of the provision or conditions of this lease, or otherwise.

        21.14 Captions and Headings. As used in this lease, and when required by the context, each number (singular or plural) shall include all numbers, and each gender shall include all genders. The captions and headings throughout this lease are for convenience or reference only and the words contained therein shall in no way be held or deemed to define, limit, explain, modify, amplify or add to the interpretation, construction, or meaning of any provision of or the scope or intent of this lease, nor in any way affect this lease. The term "person" as used herein means person, firm, association, or corporation, as the case may be.

        21.15 Entire Agreement. There are no oral agreements between the parties hereto affecting this lease, and this lease supersedes and cancels any and all previous negotiations, arrangements, agreements or leases between the parties with respect to the Demised Premises, and none thereof shall be used to interpret or construct this lease.

        21.16 Recording of Lease. Tenant shall not record this lease without the written consent of Landlord. However, upon the request of either party hereto, the other party shall join in the execution of a memorandum of this lease for the purpose of recording and either party may record same at the sole cost and expense of the party so recording. Said memorandum shall describe the parties, the Demised Premises, the Term of this lease, any special provisions, and shall incorporate this lease by reference, but shall not include provisions relating to Rent unless requested by Landlord.

        21.17 Notices to Mortgagees. After receiving notice from any person, firm, or other entity that it holds a mortgage which includes the Demised Premises as part of the mortgaged premises, or that it is the lessor under a ground or underlying lease which includes the Demised Premises, and that such mortgage or ground lease is in default, no notice from Tenant to landlord shall be effective unless and until a copy of the same is given to the holder of such mortgage or to such lessor in accordance with Section 21.9 hereof. The curing of any of Landlord's defaults by such mortgagee or lessor, shall be treated as performance by Landlord.

        21.18 Assignment of Rents. In the event that Landlord assigns Landlord's interest in this lease, or the rents payable hereunder, to the holder of a mortgage, or to a lessor under a ground or underlying lease on the property which includes the Demised Premises, Tenant agrees:

        (i) that the execution thereof by Landlord, and the acceptance thereof by such holder or lessor shall never be treated as any assumption by such holder or lessor of any of the obligations of Landlord, unless such holder or lessor shall, by notice to Tenant, specifically otherwise elect; and

        (ii) that except as aforesaid, such holder or lessor shall be treated as having assumed Landlord's obligations hereunder only upon the foreclosure of such holder's mortgage and the taking of possession of the Demised Premises, or, in the case of a ground or underlying lessor, the assumption of landlord's position hereunder by such lessor.

        21.19 Inability to Perform. If Landlord or Tenant is delayed or prevented from performing any of its obligations under this lease by reason of strike, labor troubles, Acts of God, or any cause whatsoever beyond Landlord's or Tenant's reasonable control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation by Landlord or Tenant.

        21.20 Corporate Tenant. If Tenant is a corporation, the person(s) executing this lease on behalf of Tenant hereby covenant and warrant that:
Tenant is a duly formed corporation qualified to do business in the state in which the Property is located and such persons are duly authorized by such corporation to execute and deliver this Lease on behalf of the corporation.

        21.22 Severability. If any term or provision of this lease, or any portion of a term or provision hereof, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision or portion hereof to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease and each portion thereof shall be valid and be enforced to the fullest extent permitted by law.

        In the event of such invalidity or unenforceability by reason of the laws of the state of Maine, or otherwise, then at Landlord's option, such invalid or unenforceable provisions of this lease shall be deemed ipso facto to be superseded and replaced herein by the applicable provisions of law relating to the subject matter covered by any such invalid or unenforceable provisions of this lease with the same force and effect as though such applicable provisions of law were originally set forth herein. It is the intention of the parties hereto that if any term or provision of this lease is capable of two constructions, one of which would render the term or provision void under applicable law and the other of which would render the term or provision valid under applicable law, then such term or provision shall have the meaning which renders it valid.

        IN WITNESS WHEREOF, the parties have executed this lease as of the day and year first above written.

                                  Landlord: Lafayette Realty Limited Partnership

                                  By:  Union Management Corp., General Partner

                                  by:
                                      -----------------------------------
                                           J. Robert Connor, President

                                  Tenant:  HCI Systems, Inc.

                                  by:
                                      -----------------------------------
                                           James Kavanagh, President

                                    GUARANTEE

        In consideration of Landlord having executed the above Lease, and in further consideration of One Dollar and other valuable consideration paid, the receipt whereof is hereby acknowledged, James T. Kavanagh with an address of P.O. Box 1459, Kennebunk ME 04043 (hereinafter referred to as "Guarantor") hereby unconditionally guarantees to Landlord and its successors and assigns the payment of the rents payable pursuant to this lease and the performance and observance of all agreements and conditions contained in this lease on the part of Tenant to be performed or observed. Guarantor hereby agrees that he shall in no way be released from his obligations under the Guaranty during the Guarantee Period by any of the following actions: any assignment of said lease or any subletting of the Demised Premises, or any waiver of default or any extension of time or other favor or indulgence granted by Landlord to Tenant or by failure to receive notice of any of said actions that occurred during the Guarantee Period. Guarantor shall be notified in writing of nonpayment or any other default in the performance or observance of any agreement or condition contained in this lease on the part of Tenant to be performed or observed.

        The liability of Guarantor hereunder shall be primary. However, in any right of action which may accrue to Landlord under this lease, Landlord shall proceed against Guarantor and Tenant jointly and severally.

        Dated: November 30, 2001


        Witness: ----------------------            ----------------------------
                                                   James T. Kavanagh, Guarantor

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